UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  October 7, 2013

BLUE CALYPSO, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53981                                                        20-8610073

(Commission File Number)                            (IRS Employer Identification No.)

19111 North Dallas Parkway, Suite 200

Dallas, TX                                                                     75287

(Address of principal executive offices)                                     (Zip Code)

(972) 695-4776

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On October 7, 2013, Blue Calypso, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Purchaser”) pursuant to which it issued and sold 7,700,000 shares of the Company’s common stock (the “Shares”) at a purchase price of $0.13 per share in consideration of gross proceeds to the Company of $1,001,000.

The Shares were sold to an accredited investor, without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, without payment of commissions to any person. The Shares may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom and are subject to certain piggyback registration rights.

The description of certain terms of the Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 3.02

Unregistered Sales of Equity Securities.

The information provided under Item 1.01 regarding the unregistered sale of equity securities is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

10.1

Securities Purchase Agreement dated October 7, 2013

99.1

Press Release dated October 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CALYPSO, INC.

Date:  October 11, 2013

By: /s/ William Ogle

       William Ogle

Chief Executive Officer